Exhibit 5.1

16 June 2015

OM Asset Management Plc
5th Floor, Millennium Bridge House
2 Lambeth Hill
London

EC4V 4GG

Dear Sirs,

Re: Registration Statement on Form S-1

1.                                      Introduction

We have acted as English legal advisers to OM Asset Management plc, a public limited company incorporated under the laws of England (Company No. 09062478) (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-204799 (as amended through the date hereof, the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement”) for the registration of up to 2,645,000 ordinary shares, of US$0.001 nominal value per share, of the Company (the “Shares”).

2.                                      Documents Examined and Searches conducted

2.1                               For the purpose of giving this opinion, we have examined the following documents and records, and made the following searches and enquiries:

(a)         a copy of the Initial Registration Statement filed with the Securities and Exchange Commission on 16 June 2015 and the 462(b) Registration Statement (collectively, the “Registration Statement”);

(b)         copies of the Company’s certificate of incorporation and articles of association, each existing as at the date of this opinion;

(c)          copies of written resolutions of the shareholders of the Company dated 19 September 2014 and 29 September 2014;

(d)         copies of the written resolutions of the Board of Directors of the Company dated 19 September 2014 and 29 September 2014;

(e)          the Company’s register of members (the “Share Register”);

(f)           an Officer’s Certificate of the Company, a copy of which is scheduled hereto; and

(g)                                  the results of our online company search on 15 June 2015 at 10:03 am (London time) of the database at Companies House in respect of the Company to check its Memorandum, Articles of Association, and charges register and to check for any insolvency filings (the “Company Search”); the results of our searches (1)  at 10:16 am on 15 June 2015 of the records at the Companies Court, Royal Courts of Justice, Rolls Building, London to check (A) whether any winding-up petitions have been presented or winding up orders have been made against the Company in England and Wales, and (B) for any (i) notices of intention to appoint an administrator, (ii) notices of appointment of administrator, (iii) administration orders, and (iv) applications for the making of an administration order filed in London in respect of the Company (noting that in the case of companies in administration, only administrations in the Companies Court, Royal Courts of Justice, Rolls Building, London will be revealed), and (2) at 10:51 am on 15 June 2015 of an online search of the London Gazette for any insolvency notices in respect of the Company (the “Winding up Search”).

3.                                      Scope

3.1                               This opinion is limited to English law as applied by the English courts and is given on the basis that:

(a)                                 The opinion will be governed by and construed in accordance with English law.

(b)                                 The addressee has made its own independent decision to file the Registration Statement based on its own judgement.

3.2                               We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this letter that may affect the opinion expressed herein.

3.3                               The opinion given in this letter is strictly limited to the matters stated in paragraph 5 and does not extend to, and is not to be read as extended by implication to, any other matters. We express no opinion as to matters of fact.

4.                                      Assumptions

In giving this opinion we have assumed:

4.1                               the genuineness of all signatures, stamps and seals on, and the authenticity of, all documents submitted to or examined by us (whether as originals or copies and whether in electronic form or otherwise);

4.2                               that all copy documents submitted to us are complete and conform to the originals;

4.3                               that the information revealed by the Company Search and the Winding Up Search was and remains complete, accurate and up to date in all respects as at the date of this letter (such searches do not necessarily reveal the up-to-date position);

4.4                               that the term “non-assessable”, which has no recognised meaning in English law, for the purposes of this letter means that under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Shares, no holder of such

Shares is liable, solely because of such holder’s status as a holder of such Shares, for additional assessments or calls for further funds by the Company; and

4.5                               that following the date of this letter, the Company will validly enter into an underwriting agreement on substantially the terms and conditions described at pages 214 to 217 of the Initial Registration Statement (“Underwriting Agreement”).

5.                                      Opinion

Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this letter, we are of the opinion that the Shares are duly authorised, validly issued, fully paid and non-assessable.

6.                                      Qualifications

The opinion given in this letter is subject to the qualifications and reservations set out below.

6.1                               The Company Search is not capable of revealing conclusively whether or not:

(a)                                 a winding-up order has been made or a resolution passed for the winding up of the Company;

(b)                                 an administration order has been made;

(c)                                  a receiver, administrative receiver, administrator or liquidator has been appointed; or

(d)                                 a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

6.2                               The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

(a)                                 details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Index of Winding Up Petitions immediately;

(b)                                 in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Index of Winding Up Petitions;

(c)                                  a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Index of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;

(d)                                 details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(e)                                  with regard to winding-up petitions, the Central Index of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.

7.                                      Consent to Filing

We hereby consent to your filing this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours Sincerely,

/s/ Morgan, Lewis & Bockius (UK) LLP

MORGAN, LEWIS & BOCKIUS (UK) LLP